Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2023, relating to the financial statements of Snap One Holdings Corp., appearing in the Annual Report on Form 10-K of Snap One Holdings Corp. for the year ended December 30, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/Deloitte & Touche LLP
Charlotte, NC
May 1, 2023